Exhibit 99.1
XERIS BIOPHARMA ANNOUNCES PRIVATE EXCHANGE OF CONVERTIBLE NOTES
Eliminates approximately $23 million of debt, resulting in approximately $2 million in annual interest savings Principal to be paid in cash, remainder in common stock

CHICAGO, IL; June 11, 2026 – Xeris Biopharma Holdings, Inc. (Nasdaq: XERS), a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies, today announced that it has entered into separate, privately negotiated exchange agreements with certain holders of its 8.00% Convertible Senior Notes due 2028 (the “Notes”). Pursuant to the exchange agreements, Xeris has agreed, subject to customary closing conditions, to retire approximately $23 million aggregate principal amount of the Notes for exchange consideration consisting of approximately $23 million in cash and a number of shares of its common stock that will be determined based upon the volume-weighted average price per share of Xeris’ common stock over a 21 trading day averaging period commencing on June 11, 2026. Assuming the per share volume-weighted average price of Xeris’ common stock during each day of the averaging period is $6.71 (the closing price of Xeris’ common stock on June 10, 2026), Xeris expects to issue an aggregate of approximately 4.6 million shares of common stock upon consummation of the exchanges. Following the closing of the exchanges, Xeris will have $10.5 million in aggregate principal amount of the Notes outstanding.

Morgan Stanley acted as placement agent to the Company in connection with the exchanges.

The exchanges are being conducted pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The shares of Xeris’ common stock to be issued in connection with the exchanges have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

About Xeris
Xeris (Nasdaq: XERS) is a fast-growing biopharmaceutical company committed to improving patient lives by developing and commercializing innovative products across a range of therapies. Xeris has three commercially available products: Recorlev®, for the treatment of endogenous Cushing’s syndrome; Gvoke®, a ready-to-use liquid glucagon for the treatment of severe hypoglycemia; and Keveyis®, a proven therapy for primary periodic paralysis. Xeris also has a pipeline of development programs led by XP-8121, a Phase 3-ready, once-weekly subcutaneous injection for hypothyroidism, as well as multiple early-stage programs leveraging Xeris’ technology platforms, XeriSol® and XeriJect®, for its partners.
Xeris Biopharma Holdings is headquartered in Chicago, IL.
Forward-Looking Statements
Any statements in this press release other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements about future expectations, plans, opportunities, and prospects for the Company, including statements, among other things, regarding the exchange agreements, the transactions contemplated thereunder, and the exchange consideration, including the number of shares of Xeris common stock that may be issued upon consummation of the exchanges with certain holders of its 8.00% Convertible Senior Notes due 2028. Because such statements are subject to risks and uncertainties, they constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on numerous assumptions and assessments made in light of the Company’s experience and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. No assurance can be given that such expectations will be realized and persons reading this

Exhibit 99.1
communication are, therefore, cautioned not to place undue reliance on these forward-looking statements. Additional risks and information about potential impacts of financial, operational, economic, competitive, regulatory, governmental, technological, and other factors that may affect the Company can be found in the Company’s filings, including its most recently filed Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission (“SEC”), the contents of which are not incorporated by reference into, nor do they form part of, this communication. The risks described herein and in the Company’s SEC filings are not the only risks the Company faces. Additional risks and uncertainties not currently known to it or that it currently deems immaterial may also impact its business operations or financial results. Forward-looking statements in this report are based on information available to management, as of the date of this communication and, while the Company believes its assumptions are reasonable, actual results may differ materially. Subject to any obligations under applicable law, the Company does not undertake any obligation to update any forward-looking statement whether as a result of new information, future developments or otherwise, or to conform any forward-looking statement to actual results, future events, or to changes in expectations.

Investor Contact
Allison Wey
Senior Vice President, Investor Relations and Corporate Communications
awey@xerispharma.com